Exhibit 10.1

                          Retention Payment Agreement
                          ---------------------------

This Retention Payment Agreement (hereafter referred to as "Agreement"), is by and between Mr. Joe D. Cecil (hereafter referred to as "Employee"), and Union Oil Company of California (hereafter referred to as "Company").

In consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, Company and Employee agree as follows:

                                    Section 1

Employee must satisfy all of the following conditions in order to receive the Retention Payment:

     1. Employee remains an Employee of the Company through and including March 31, 2005; and

     2. Employee performs all of Employee's assigned job responsibilities in at least a satisfactory manner, in the sole good-faith judgment of the Management Committee; and

     3. Employee complies with all applicable Company policies in the sole good-faith judgment of the Management Committee.

     4. Employee's employment with the Company voluntarily terminates at the convenience of the company by early retirement on April 1, 2005.

                                    Section 2

If the Employee becomes eligible for a Retention Payment, the amount of the Retention Payment shall be Two Hundred eighty-five Thousand United States Dollars and No Cents ($285,000.00), less applicable taxes and other withholding required by law.

The Retention Payment shall be paid in a single sum on April 1, 2005.

The Retention Payment shall not increase Employee's benefits under any other benefit plan or compensation program of the Company, including, without limitation, the Unocal Retirement Plan, the Unocal Savings Plan, the Unocal Annual Incentive Program, the Unocal Incentive Compensation Plan, Stock Options, Performance Shares, or Restricted Stock. Further, the Retention Payment shall not be eligible for deferral into the Unocal Deferred Compensation Plan unless the Unocal Deferred Compensation Plan is amended to allow the inclusion of Retention Payments prior to payment of the Retention Payment.

                                    Section 3

For the time period beginning April 1, 2005 through and including March 31, 2006, Employee will be reasonably available to answer questions from the Company or the Company's representatives via telephone and e-mail. Company and Employee anticipate that the amount of time per month will be 15 hours, more or less. However, in the event of a an inquiry regarding calendar year 2004, the number of telephone and email hours noted above may be substantially exceeded and employee shall also be reasonably available from time to time to come to the company office in El Segundo, California to assist regarding responses to such inquiry. Even if such additional services are needed, Employee shall not receive any compensation in addition to the Retention Payment for providing such services except for the reasonable documented expenses incurred in the performance of such services for the company in accordance with the company's expense account policy. Employee shall not be reimbursed for commuting expenses from home to the El Segundo office.

                                    Section 4

This Agreement is a full and complete expression of the intent of the parties with respect to the subject matter of this Agreement. No other agreement or representation, express or implied, has been made by either party with respect to the subject matter of this Agreement.

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                                    Section 5

This Agreement does not modify the provisions of any other written agreement between an authorized representative of Company and Employee.

                                    Section 6

This Agreement may not be modified except by a written agreement signed by Employee and by Company's Chief Financial Officer.

                                    Section 7

This Agreement shall be governed by the laws of the state of California (excluding California' choice of law rules), shall be interpreted to be valid to the full extent possible under California law and shall not be construed against any party.

IN WITNESS WHEREOF, this Retention Payment Agreement has been signed in duplicate originals.


UNION OIL COMPANY OF CALIFORNIA     (Company)

Signature:  /s/ Terry G. Dallas
            -------------------
Print Name: Terry G. Dallas
Title:  Executive Vice President & Chief Financial Officer
Date:   December 29, 2004


JOE D. CECIL (Employee)

Signature:  /s/ Joe D. Cecil
            ----------------
Print Name: Joe D. Cecil
Title:  Vice President & Comptroller
Date:   December 29, 2004

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